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Exhibit 24.2

POWER OF ATTORNEY

        I, Thomas Gutierrez, in respect of my position as President and Chief Executive Officer and a Director of GT Solar International, Inc., hereby constitute and appoint Hoil Kim and Richard E. Johnson, and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities (including my capacity as a director and/or officer), to sign any and all amendments (including post-effective amendments) to GT Solar International, Inc.'s Registration Statement on Form S-3, Registration No. 333-161300 (and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which the Registration Statement relates) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ THOMAS GUTIERREZ Thomas Gutierrez	Dated: November 4, 2009

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  Exhibit 24.2